      As filed with the Securities and Exchange Commission on May 24, 1995
                        Registration No. 33-____________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   RADIUS INC.
             (Exact name of Registrant as specified in its charter)


          CALIFORNIA                              68-0101300
     (State of incorporation)                  (I.R.S. employer
                                              identification no.)

                             215 Moffett Park Drive
                          Sunnyvale, California  94089
                    (Address of principal executive offices)

                             1986 STOCK OPTION PLAN
                        1994 DIRECTORS STOCK OPTION PLAN
                           (Full titles of the Plans)

                               David G. Pine, Esq.
                          General Counsel and Secretary
                                   Radius Inc.
                             215 Moffett Park Drive
                          Sunnyvale, California  94089
                                 (408) 541-6100
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                            Gordon K. Davidson, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                          Palo Alto, California  94306

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                              Amount              Proposed            Proposed
Title of Securities           to be               Maximum Offering    Maximum Aggregate        Amount of
to be Registered              Registered          Price Per Share     Offering Price           Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock                  447,500(1)            $10.00,(2)        $4,475,000(2)            $1,543.10(3)
Common Stock                    2,500(4)             $8.00,(5)           $20,000                   $6.90(3)
                                -----                                     ------                    ----
TOTALS                        450,000                                 $4,495,000               $1,550.00
                              --------------------------------------------------------------------------
                              --------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
(Footnotes appear on next page.)



                                        1

(1) Shares registered pursuant to this Registration Statement available for issuance and not yet subject to outstanding options as of May 22, 1995 under the 1986 Stock Option Plan and under the 1994 Directors Stock Option Plan.

(2) Estimate pursuant to Rule 457(c) based on the closing sale price of the issuer's Common Stock on the Nasdaq National Market on May 22, 1995 solely for the purpose of calculating the amount of the registration fee.

(3) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered. No registration fee is paid for securities previously registered.

(4) Shares registered pursuant to this Registration Statement subject to outstanding options under the 1994 Directors Stock Option Plan as of May 22, 1995.

(5) Weighted average per share exercise price of options outstanding under the 1994 Directors Stock Option Plan.

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are incorporated herein by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 ACT"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 14(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

               Not Applicable

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The provisions of Section 317 of the California Corporations Code, Article V of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification to the fullest extent permitted by law for expenses, judgments, fines, settlements and other amounts actual and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee of the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act. In addition, Article IV of the Registrant's Articles of Incorporation provides that the liability of the Registrant's directors shall be eliminated to the fullest extent permissible under California law.

The Registrant has entered into Indemnity Agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of the indemnification and liability limitations set forth in the Registrant's Articles of Incorporation and Bylaws.

The Registrant currently carries a director and officer liability insurance policy with a per claim and annual aggregate coverage limit of $10,000,000.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable

ITEM 8.        EXHIBITS

     4.01 Registrant's Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 of Registrant's Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended September 30, 1994, as filed on December 22, 1994).

     4.02 Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 4.02 of the Registrant's Registration Statement on Form S-8, filed on April 29, 1992 (File No. 33-47525)).

     4.03 1986 Stock Option Plan, as amended to date. (Related documents are incorporated by reference to Exhibit 4.03 of Registrant's Registration Statement on Form S-8, filed on April 29, 1992 (File No. 33-47525)).

     4.04      1994 Directors Stock Option Plan and related documents.

     5.01      Opinion of Fenwick & West.

     23.01     Consent of Fenwick & West (included in Exhibit 5.01).

     23.02     Consent of Ernst & Young LLP, independent auditors.

     24.01     Power of Attorney (see page 6).

ITEM 9.        UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i)  To include any prospectus required by Section 10(a)(3) of the 1933
          Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Charles W. Berger and David G. Pine, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or hers or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on the 23 day of May, 1995.
                                             RADIUS INC.

                                        By:  /s/  Charles w. Berger
                                             ----------------------
                                             Charles W. Berger, President

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                  Date
----------------------------     ------------------------  ---------------
PRINCIPAL EXECUTIVE OFFICER:

/s/ Charles W. Berger            Chariman of the Board,     May 22, 1995
------------------------
Charles W. Berger                Chief Executive Officer
                                 and President

PRINCIPAL FINANCIAL OFFICER:

/s/ Robert W. Saltmarsh          Chief Financial Officer    May 22, 1995
------------------------
Robert W. Saltmarsh

PRINCIPAL ACCOUNTING OFFICER:

/s/ Cherrie L. Jurado            Controller                 May 22 1995
------------------------
Cherrie L. Jurado

DIRECTORS:

------------------------         Director                   May ______, 1995
Michael D. Boich

/s/ Michael A. McConnell         Director                   May 15, 1995
------------------------
Michael A. McConnell

/s/ Regis P. McKenna             Director                   May 22, 1995
------------------------
Regis P. McKenna

/s/Lawrence G. Finch             Director                   May 22, 1995
------------------------
Lawrence G. Finch

                                  EXHIBIT INDEX
DOCUMENT                                                                   PAGE
--------                                                                   ----

  4.01 Registrant's Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 of Registrant's Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended September 30, 1990, as filed on December 24, 1990).

  4.02 Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 4.02 of Registrant's Registration Statement on Form S-8, filed on April 29, 1992 (File No. 33-47525)).

  4.03 1986 Stock Option Plan, as amended to date. (Related documents are incorporated by reference to Exhibit 4.03 of Registrant's Registration Statement on Form S-8, filed on April 29, 1992 (File No. 33-47525)).

  4.04    1994 Directors Stock Option Plan and related documents.

  5.01 Opinion of Fenwick & West regarding legality of the securities being issued.

  23.01   Consent of Fenwick & West (included in Exhibit 5.01).

  23.02   Consent of Ernst & Young LLP, Independent Auditors.

  24.01   Power of Attorney (see page 6).